UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 2, 2026

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On June 2, 2026, TETRA Technologies, Inc., a Delaware corporation (the “Company”), announced the pricing of an underwritten public offering (the “Offering”) of 10,810,811 shares of its common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $9.25 per share, pursuant to a registration statement on Form S-3 (File No. 333-287210) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2025 and declared effective on May 22, 2025, including the prospectus forming a part of the Registration Statement, and a preliminary prospectus supplement, which was filed with the SEC on June 2, 2026. A copy of the press release announcing the pricing of the Offering is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 8.01	Other Events

On June 2, 2026, the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, 10,810,811 shares of Common Stock at the public offering price less underwriting discounts and commissions.

The material terms of the Offering are described in the prospectus supplement, dated June 2, 2026 (the “Prospectus”), to be filed by the Company with the SEC on or around June 4, 2026, pursuant to Rule 424(b) under the Securities Act.

As described in the Prospectus, the Company expects to receive net proceeds from the Offering of approximately $94.0 million and intends to use the net proceeds of the Offering (including any proceeds from the exercise of the Underwriters’ option to purchase additional shares) for general corporate purposes, including the construction of the Company’s Arkansas bromine project.

Further, pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase, at the public offering price less underwriting discounts, up to 1,621,621 additional shares of Common Stock (the “Option Shares”) solely to cover any over-allotments and has agreed not to sell, transfer or otherwise dispose of any shares of Common Stock for a period beginning from the date of the Underwriting Agreement and ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of J.P. Morgan Securities LLC, as representative of the Underwriters, subject to certain exceptions. On June 3, 2026, the Underwriters exercised their option to purchase the Option Shares in full, which is expected to provide additional gross proceeds of approximately $15.0 million.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated into this Item 8.01 by reference.

A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 hereto and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT	DESCRIPTION

1.1	Underwriting Agreement, dated as of June 2, 2026, by and between TETRA Technologies, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

99.1	Press Release, dated June 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

Date: June 4, 2026

	By:	/s/ Brady M. Murphy
Brady M. Murphy
President and Chief Executive Officer